UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2026

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Sales Agreement

On February 24, 2026, Vaxcyte, Inc. (“Vaxcyte”) entered into a sales agreement (the “Sales Agreement”) with Leerink Partners LLC (the “Placement Agent ”), pursuant to which the Company may sell shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Shares”), from time to time through the Placement Agent. The Shares are registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333- 279735) (as amended and/or supplemented from time to time, the “Registration Statement”) that automatically became effective under the Securities Act of 1933, as amended (the “Securities Act”) upon filing on May 24, 2024. The Company has filed with the Commission a prospectus supplement, dated February 24, 2026, to the base prospectus included in the Registration Statement, in connection with the offer and sale of the Shares from time to time in the future.

Subject to the terms and conditions of the Sales Agreement, the Placement Agent will use commercially reasonable efforts consistent with its normal sales and trading practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market to sell such Shares up to the number or amount in accordance with instructions from the Company. Unless otherwise instructed by the Company, sales, if any, of the Shares made through the Placement Agent may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through Nasdaq Global Select Market, on or through any other existing trading market for the Common Stock or to or through a market maker or, if expressly authorized by the Company by negotiated transactions. The Placement Agent will be entitled to compensation of up to 3.00% of the gross proceeds from the sale of the Shares sold through the Placement Agent from time to time pursuant to the terms of the Sales Agreement.

The Company is not obligated to sell, and the Placement Agent are not obligated to buy or sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any Shares under the Sales Agreement, or, if it does, as to the price or number of Shares that it sells, or the dates when such sales will take place.

The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Sales Agreement and also agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act.

A copy of the Sales Agreement is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 1.1. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Effective as of February 24, 2026, the Company terminated the Open Market Sale Agreement, dated as of July 1, 2021 and amended on February 27, 2023 (the “Prior Sales Agreement”), that the Company previously entered into with Jefferies LLC. Prior to termination, the Company sold shares of its Common Stock having an aggregate offering price of approximately $270.3 million pursuant to the Prior Sales Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated February 24, 2026, between the Company and the Placement Agent

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: February 24, 2026	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer